UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
March 15, 2008
TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas		78258
(Address of principal executive offices)		(Zip Code)
(210) 496-5300
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 15, 2008, TXCO Resources Inc., a Delaware corporation (the “Company”), and Third Point LLC, a Delaware limited liability company (“Third Point”), Daniel S. Loeb, an individual, Third Point Offshore Fund, Ltd., a Cayman Islands limited liability exempted company, Third Point Ultra Ltd., a British Virgin Islands limited liability company, Third Point Partners LP, a Delaware limited partnership, Third Point Partners Qualified LP, a Delaware limited partnership, Lyxor/Third Point Fund Limited, a Jersey public company with limited liability (each, including Third Point, a “Holder” and, collectively, the “Holders”), Jacob Roorda, an individual (“Roorda”), Anthony Tripodo, an individual (“Tripodo” and, together with Roorda, the “Third Point Nominees”) and James E. Sigmon entered into a Settlement Agreement (the “Settlement Agreement”) with respect to certain litigation, the election of the Class A directors at the Company’s 2008 Annual Meeting of Stockholders, and certain other related matters.
     Pursuant to the terms of the Settlement Agreement, among other things:
•	Third Point’s lawsuit in the Delaware Chancery Court (C.A. No. 3489-VCL) seeking, among other things, to nullify the Company’s appointment of James L. Hewitt as a Class A director in January 2008 will be dismissed with prejudice (the “Delaware Litigation”).

•	Effective March 18, 2008, Jon Michael Muckleroy and Robert L. Foree, Jr. will each resign as Class A directors and James L. Hewitt will resign as a Class B director of the Company.

•	Effective March 18, 2008, Jacob Roorda and Anthony Tripodo will each be appointed as Class A directors to fill the vacancies created by Messrs. Muckleroy’s and Foree’s resignations. Jacob Roorda’s and Anthony Tripodo’s term as Class A directors will expire at the Company’s 2008 Annual Meeting of Stockholders.

•	Effective March 18, 2008, Jon Michael Muckleroy will be appointed as a Class B director to fill the vacancy created by James L. Hewitt’s resignation. Mr. Muckleroy’s term will expire at the Company’s 2009 Annual Meeting of Stockholders.

•	The Company’s Board of Directors (“Board”) shall nominate and recommend to its stockholders to re-elect Dennis B. Fitzpatrick, Jacob Roorda and Anthony Tripodo as Class A directors at the Company’s 2008 Annual Meeting of Stockholders (collectively, the “Class A Director Nominees”).

•	Third Point has the right to have one Third Point Nominee serve on each committee of the Board, subject to applicable independence and other requirements under applicable law and the rules and regulations of the Nasdaq Global Select Market.

•	The Company and James E. Sigmon, the Company’s Chairman, President and Chief Executive Officer, will negotiate in good faith the purchase by the Company from Mr. Sigmon, for consideration consisting of the Company’s common stock, of certain overriding royalty interests granted by the Company to Mr. Sigmon in all oil and gas leases acquired by the Company (the “Royalty Buyback”). The Company shall present to its stockholders for approval at the 2008 Annual Meeting of Stockholders the terms of a stock plan designed specifically for the purpose of providing the shares to be issued to Mr. Sigmon in the Royalty Buyback if and when the terms of the Royalty Buyback are agreed upon.

•	Third Point and the other Holders shall vote their shares of the Company’s common stock in favor of (i) each of the Class A Director Nominees at the 2008 Annual Meeting of Stockholders, (ii) the stock plan designated specifically for the Royalty Buyback, and (iii) certain other proposals that may be presented for a vote at the annual meeting.

•	Third Point and its affiliates shall not separately propose, nor solicit proxies for, any director nominees other than the Class A Director Nominees at the 2008 Annual Meeting of Stockholders, or otherwise engage in any conduct with the purpose of causing the Company’s stockholders to vote contrary to the Board’s recommendation on any matter presented for a vote at the annual meeting.

•	In the event that Third Point and the other Holders do not beneficially own certain minimum thresholds of the Company’s common stock, one or more of the Third Point Nominees shall resign from the Board.

•	The Company shall not, prior to the Company’s 2009 Annual Meeting of Stockholders, (i) increase the size of the Board to more than seven members or reclassify any director’s position on the Board, other than as permitted by the Settlement Agreement, (ii) change the advance notice provisions set forth in Section 12, Article II of the Company’s Amended and Restated Bylaws (the “Bylaws”), (iii) modify the qualifications of directors, or (iv) affect stockholders’ right to amend the Bylaws.

•	The Company shall reimburse Third Point and its affiliates for all their reasonable, documented out-of-pocket costs and expenses not to exceed $500,000.
     The Company filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on March 10, 2008, in connection with the election of directors and other actions to be taken at the 2008 Annual Meeting of Stockholders. As a result of the Settlement Agreement, the Company will soon be filing with the SEC a revised preliminary proxy statement to reflect certain matters set forth in the Settlement Agreement.
     The foregoing summary of the Settlement Agreement does not purport to be complete and is qualified by reference to the complete text of the Settlement Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein in its entirety.
     On March 18, 2008, the Company issued a press release relating to the Settlement Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the Settlement Agreement, effective March 18, 2008, (i) Jon Michael Muckleroy and Robert L. Foree, Jr. resigned as Class A directors, (ii) James L. Hewitt resigned as a Class B director, (iii) Jacob Roorda and Anthony Tripodo were appointed as Class A directors to fill the vacancies created by Messrs. Muckleroy’s and Foree’s resignations, and (iv) Jon Michael Muckleroy was appointed as a Class B director to fill the vacancy created by James L. Hewitt’s resignation. Except as provided in the Settlement Agreement, there are no arrangements or understandings between Messrs. Muckleroy, Roorda and Tripodo and any other persons or entities pursuant to which they were elected as a director of the Company.

     In accordance with the Company’s Restated Certificate of Incorporation, Jacob Roorda’s and Anthony Tripodo’s term as a Class A director is set to expire at the Company’s 2008 Annual Meeting of Stockholders, or until their successors are qualified and elected, and Mr. Muckleroy’s term as a Class B director is set to expire at the Company’s 2009 Annual Meeting of Stockholders, or until his successor is qualified and elected.
     Jon Michael Muckleroy, age 77, offers more than 50 years of business experience, including extensive experience in energy-related industries. Mr. Muckleroy held management positions with Florida Gas Company, Saxon Oil Company and Houston Liquid Fuels, and has been an advisor to several exploration and production companies. He served as Chairman and CEO of Enron Liquid Fuels from 1985 to 1993. In 2005, Mr. Muckleroy took the position of CEO of M & M Energy, which is involved in creating an energy research park. He remains involved in management of a substantial family portfolio of oil and gas investments through M.P. Phoenix Holding, Ltd. and D.S. Family Partnership.
     Jacob Roorda, age 50, is Vice President, Corporate of Harvest Energy Trust, a publicly traded oil and natural gas royalty trust based in Calgary, Canada. Mr. Roorda was a member of the founding group and President of Harvest Energy from July 2002 until February 2006, when it merged with another royalty trust. Prior to joining Harvest Energy, Mr. Roorda held the position of Managing Director and was a member of the board of directors of Research Capital Corporation, an investment banking firm, from 1999 to 2002 and was responsible for the overall direction and operations of its Calgary office. Mr. Roorda is one of the founding shareholders and currently serves on the board of directors of North Peace Energy Corp., a publicly traded oil exploration and production company focused on the oil sands areas in the Peace River Arch in Alberta, Canada.
     Anthony Tripodo, age 55, is Executive Vice President and Chief Financial Officer of Tesco Corporation, a public company involved in the design, manufacture and service delivery of innovative drilling technology for the upstream energy industry. Prior to joining Tesco Corporation in January 2007, Mr. Tripodo founded Arch Creek Advisors LLC, an investment banking firm specializing in capital formation and M&A advisory services for the oil and gas industry, in 2003. Mr. Tripodo currently serves on the board of directors of Helix Energy Solutions Group Inc., a public oilfield service company.
     Messrs. Muckleroy, Roorda and Tripodo are each entitled to the Company’s standard annual non-employee director compensation, which currently consists of (i) an annual cash retainer of $30,000, (ii) an additional fee of $1,000 for each Board meeting attended, and (iii) reimbursement of travel expenses incurred in attending Board meetings.  Additionally, as new directors, Messrs. Roorda and Tripodo each received upon their appointment as a Class A director a restricted stock award for 40,000 shares of the Company’s common stock, which vests in three equal annual installments on the first, second and third anniversaries of their initial appointment, provided that if they resign as directors prior to the third anniversary in accordance with the terms of the Settlement Agreement, the shares that would have become vested on the next approaching anniversary shall become vested on the date of resignation. Mr. Muckleroy, as a continuing director, was not entitled to this restricted stock award. The Company will also indemnify and provide directors’ and officers’ insurance coverage to Messrs. Roorda and Tripodo to the same extent it provides such indemnification and insurance to its other directors.
     Effective March 18, 2008, (i) Messrs. Muckleroy, Roorda, and Tripodo were appointed to the Governance and Nominating Committee, (ii) Mr. Muckleroy was appointed as Chairperson of the Compensation Committee, (iii) Mr. Roorda was appointed to the Compensation Committee, and (iv) Mr. Tripodo was appointed to the Audit Committee.

     On March 18, 2008, the Company issued a press release relating to the election of Messrs. Roorda and Tripodo and the reclassification of Mr. Muckleroy, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Settlement Agreement, dated March 15, 2008, among the Company, Third Point, Daniel S. Loeb, and the other parties named therein

10.2	Form of Restricted Stock Award Agreement, dated March 18, 2008, for Messrs. Jacob Roorda and Anthony Tripodo

99.1	Press release, dated March 18, 2008, entitled “TXCO Resources Reaches Settlement Agreement with Stockholder Third Point LLC”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TXCO Resources Inc.
Dated: March 19, 2008	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement, dated March 15, 2008, among the Company, Third Point, Daniel S. Loeb, and the other parties named therein

10.2	Form of Restricted Stock Award Agreement, dated March 18, 2008, for Messrs. Jacob Roorda and Anthony Tripodo

99.1	Press release, dated March 18, 2008, entitled “TXCO Resources Reaches Settlement Agreement with Stockholder Third Point LLC”